COMMUNITY HEALTH SYSTEMS RAISES ALL-CASH OFFER
FOR TENET HEALTHCARE TO $7.25 PER SHARE
OFFER WILL BE WITHDRAWN ON MAY 9 IF TENET DOES NOT ENGAGE
IN GOOD FAITH DISCUSSIONS
FRANKLIN, Tenn. (May 2, 2011) – Community Health Systems, Inc. (NYSE: CYH) (“CHS”) today announced that it has raised its all-cash offer to acquire all outstanding shares of common stock of Tenet Healthcare Corporation (NYSE: THC) to $7.25 per share from $6.00 per share.
     The increased offer is CHS’s best and final offer based on information currently available to CHS. If Tenet has not begun good-faith discussions with CHS by May 9 at 6:00 p.m. ET, the offer will expire and CHS will withdraw its nominees for election to Tenet’s Board of Directors.
     Wayne T. Smith, chairman, president and chief executive officer of CHS, said, “We are making this offer to bring this matter to a prompt conclusion in the best interests of all concerned. We call on the Tenet Board to uphold its fiduciary duties and enter into good-faith discussions with us to conclude a mutually beneficial transaction. Unless we see meaningful engagement by May 9, we will withdraw the offer and move on to the many other compelling growth opportunities available to us.”
     Each of Credit Suisse and Goldman Sachs has informed CHS that, subject to customary terms and conditions, it is highly confident that financing for CHS’s offer can be obtained in the capital markets.
     The $7.25 per share offer was made today in the following letter to the Tenet Board of Directors:
     Board of Directors
     Tenet Healthcare Corporation
     Attention: Trevor Fetter
     1445 Ross Avenue
     Dallas, Texas 75202
Ladies and Gentlemen:
Community Health Systems, Inc. (“CHS”) remains interested in acquiring Tenet Healthcare Corporation (“Tenet”). We previously offered to acquire all of Tenet’s outstanding common stock for $6.00 per share in cash. We are now increasing our offer to $7.25 per share in cash. This offer provides your shareholders a 69% premium to the unaffected stock price when we made public our initial proposal on December 9, 2010 and is our best and final offer based on information currently available to us.

It is time to move beyond lawsuits and rhetoric. However, if we have not seen meaningful engagement by May 9, 2011 at 6:00 pm ET, we will withdraw our offer as well as our nominees for election to your Board of Directors.
The offer remains subject to the conditions set forth in our letter of November 12, 2010. Each of Credit Suisse and Goldman Sachs has informed CHS that, subject to customary terms and conditions, it is highly confident that financing for this offer can be obtained in the capital markets. Our financial advisors would be happy to meet with your advisors should you have any concerns regarding our ability to finance this transaction or need additional information.
We hope to hear from you soon and to begin a productive dialogue leading promptly to a mutually beneficial transaction.
Sincerely,
     Wayne T. Smith
     Chairman of the Board, President and Chief Executive Officer
     On December 9, 2010, CHS made public an offer to acquire Tenet for $6.00 per share, including $5.00 per share in cash and $1.00 per share in CHS common stock. The offer was made in a letter to Tenet’s Board of Directors on November 12, 2010, and rejected on December 6, 2010. On January 14, 2011, CHS gave the required notice to Tenet that it intends to nominate a full slate of 10 independent director nominees for election to Tenet’s Board of Directors at its 2011 Annual Meeting. Tenet has delayed the meeting until November 3, 2011, and its entire Board is up for reelection. On April 18, 2011, CHS amended its offer to $6.00 per share in cash, which Tenet rejected on April 22, 2011.
     Credit Suisse and Goldman, Sachs & Co. are acting as financial advisors, Kirkland & Ellis LLP as legal counsel and D. F. King & Co. as proxy solicitor for CHS.
About Community Health Systems, Inc.
Located in the Nashville, Tennessee, suburb of Franklin, Community Health Systems, Inc. is one of the largest publicly traded hospital companies in the United States and a leading operator of general acute care hospitals in non-urban and mid-size markets throughout the country. Through its subsidiaries, the Company currently owns, leases or operates 130 hospitals in 29 states with an aggregate of approximately 19,400 licensed beds. Its hospitals offer a broad range of inpatient and surgical services, outpatient treatment and skilled nursing care. In addition, through its subsidiary Quorum Health Resources, LLC, the Company provides management and consulting services to approximately 150 independent non-affiliated general acute care hospitals located throughout the United States.
Forward-Looking Statements
Any statements made in this news release that are not statements of historical fact, including statements about our beliefs and expectations, including any benefits of the proposed acquisition of Tenet Healthcare Corporation (“Tenet”), are forward-looking statements within the meaning of the federal securities laws and should be evaluated as such. Forward-looking statements include statements that may relate to our plans, objectives, strategies, goals, future events, future revenues or performance, and other information that is not historical information. These forward-looking statements may be identified by words such as “anticipate,” “expect,” “suggest,” “plan,” believe,” “intend,” “estimate,” “target,” “project,” “could,” “should,” “may,” “will,” “would,” “continue,” “forecast,” and other similar expressions.

These forward-looking statements involve risks and uncertainties, and you should be aware that many factors could cause actual results or events to differ materially from those expressed in the forward-looking statements. Factors that may materially affect such forward-looking statements include: our ability to successfully complete any proposed transaction or realize the anticipated benefits of a transaction, our ability to obtain stockholder, antitrust, regulatory and other approvals for any proposed transaction, or an inability to obtain them on the terms proposed or on the anticipated schedule, and uncertainty of our expected financial performance following completion of any proposed transaction and other risks and uncertainties referenced in our filings with the Securities and Exchange Commission (the “SEC”). Forward-looking statements, like all statements in this news release, speak only as of the date of this news release (unless another date is indicated). We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise.
Additional Information
This news release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This news release relates to a business combination transaction with Tenet proposed by CHS, which may become the subject of a registration statement filed with the SEC. CHS intends to file a proxy statement with the SEC in connection with Tenet’s 2011 annual meeting of shareholders. Any definitive proxy statement will be mailed to shareholders of Tenet. This material is not a substitute for any prospectus, proxy statement or any other document which CHS may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ ANY SUCH DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Such documents would be available free of charge through the web site maintained by the SEC at www.sec.gov or by directing a request to Community Health Systems, Inc. at 4000 Meridian Boulevard, Franklin, TN 37067, Attn: Investor Relations.
Participant Information
CHS and its directors, executive officers and nominees may be deemed to be participants in the solicitation of proxies in connection with Tenet’s 2011 annual meeting of shareholders. The directors of CHS are: Wayne T. Smith, W. Larry Cash, John A. Clerico, James S. Ely III, John A. Fry, William N. Jennings, M.D., Julia B. North and H. Mitchell Watson, Jr. The executive officers of CHS are: Wayne T. Smith, W. Larry Cash, David L. Miller, William S. Hussey, Michael T. Portacci, Martin D. Smith, Thomas D. Miller, Rachel A. Seifert, and T. Mark Buford. The nominees of CHS are: Thomas M. Boudreau, Duke K. Bristow, Ph.D., John E. Hornbeak, Curtis S. Lane, Douglas E. Linton, Peter H. Rothschild, John A. Sedor, Steven J. Shulman, Daniel S. Van Riper, David J. Wenstrup, James O. Egan, Jon Rotenstreich, Gary M. Stein and Larry D. Yost. CHS and its subsidiaries beneficially owned approximately 420,000 shares of Tenet common stock as of January 7, 2011. Additional information regarding CHS’s directors and executive officers is available in its proxy statement for CHS’s 2011 annual meeting of stockholders, which was filed with the SEC on April 7, 2011. Other information regarding potential participants in such proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement that CHS intends to file with the SEC in connection with Tenet’s 2011 annual meeting of shareholders.

Media Contacts:	Investor Contacts:
Tomi Galin	W. Larry Cash
VP – Corporate Communications	EVP & CFO
615-628-6607	615-465-7000

George Sard/Brooke Gordon/Drew Brown	Lizbeth Schuler
Sard Verbinnen & Co	VP – Investor Relations
212-687-8080	615-465-7000
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